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                                                                EXHIBIT 24.4

                              POWER OF ATTORNEY


                                -------------

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints George Kane his true and lawful attorney-in-fact and agent for him and in his name, place and stead, to sign the Annual Report on Form 10-K of Mickelberry Communications Incorporated, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

The power of attorney will expire the 15th of August, 1995.

   SIGNATURE                                                  DATE
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/s/  Mel Gordon                                              6/29/95